EXHIBIT 99.12

DIRECT AGREEMENT
21 February 2008

Repsol YPF, S.A.

as the Seller

and

Credit Suisse International

Goldman Sachs International Bank

BNP Paribas

Banco ItaÚ Europa, S.A. Sucursal Financeira Exterior

(together with their assignees or successors)

as the Lenders

and

Petersen EnergÍa, S.A.

(sociedad unipersonal) / (sole shareholder company)

as the Borrower

and

Credit Suisse, London Branch

as Administrative Agent

and

HSBC Bank plc

as Collateral Agent

Allen & Overy

CONTENTS

Clause	Page
1.	Definitions	3
2.	Direct Payment	4
3.	Termination	6
4.	Breach of Notice of Condition Subsequent	6
5.	Other Provisions	6

THIS DIRECT AGREEMENT (the Agreement) is executed by Deed before me, the Notary Public of Madrid. Mr. Martín María Recarte on this 21 February 2008 by and between

(A)

REPSOL YPF, S.A. (hereinafter, the Seller), a company duly incorporated and existent under the Laws of Spain, with registered address in Madrid, Paseo de la Castellana, número 278. It is registered in the Commercial Registry of Madrid, at Tomo 3.893, Folio 175, Hoja number M-65.289. Its Tax number is A-78374725.

Acts on its behalf Mr. Fernando Ramirez Mazarredo, of legal age, married, of Spanish nationality, with professional domicile at Madrid, Paseo de la Castellana 278, holder of identity card number 1.485.502-R, by virtue of the power of attorney granted to him by means of a Deed executed before the Notary Public of Madrid, Jaime Recarte Casanova, on 20 June de 2005, under number 2.008 of his files, which I have examined and consider sufficient.

(B)

PETERSEN ENERGÍA, S.A. (SOLE SHAREHOLDER COMPANY) (hereinafter, the Borrower), a company duly incorporated and existing under the Laws of Spain, with registered address in Madrid, Plaza de Pablo Ruiz Picasso, number 1, Building Torre Picasso, floor 38. It was incorporated for an indefinite period of time by jeans of Deed granted before the Notary Public of Madrid, Mr José Luís Martínez-Gil Vich, on 23 July 2007, with the number 2.918 of its registry. It is registered in the Commercial Registry of Madrid, at Tomo 24.588, Libro 0, Folio 88, Sección 8ª, Hoja number M-442.504, inscripción 1. Its Tax number is A-85.174.621.

Acts on its behalf (i) Mr. Mauro Renato José Dacomo, of legal age, of Argentinean nationality, with domicile at Cerrito 740, Piso 11, Ciudad Autónoma de Buenos Aires, holder of passport number 16764606-N; and (ii) Mr. Ignacio Cruz Morán, of legal age, of Argentinean nationality, with domicile at Cerrito 740, Piso 11, Ciudad Autónoma de Buenos Aires, holder of passport number 21763012N, by means of a power of attorney granted by the Board of Director of the Company on 6 February 2008, a certification of which was notarised by deed executed before the Notary of Madrid, Mr. Manuel Gonzalo Meneses García Valdecasas, on 11 February 2008, with the number 886 of its public registry.

(1)

CREDIT SUISSE INTERNATIONAL (hereinafter, CS), a company duly incorporated and existing under the laws of England, with registered office at 1 Cabot Square, E14 4QJ, and registered under number 2500199. CIF number N0069025E.

Acts on its behalf Mr. Eduardo Sebastián de Erice y Malo de Molina, of legal age, lawyer, of Spanish nationality, with professional domicile in Madrid at street Pedro de Valdivia, number 10, holder of identity card number 51388757H, and Mr. Pablo Manuel Rodríguez Abelenda, of legal age, lawyer, of Spanish nationality, with professional domicile in Madrid at street Pedro de Valdivia, number 10, holder of identity card number 19.012.777B by virtue of the power of attorney granted to him by means of a Deed executed before the Notary Public of London, Mr. Andrew Jonathan Claudet on February 6, 2008, which I have examined and consider sufficient.

(2)

GOLDMAN SACHS INTERNATIONAL BANK (hereinafter, Goldman), a company duly organized and existing under the law of England, duly registered in the England and Wales Company Registry Office, with registered address at Peterborough Court, 133 Fleet Street, London, EC4A 2BB. CIF number N0060324A.

Acts on its behalf Mr. Eduardo Sebastián de Erice y Malo de Molina, of legal age, lawyer, of Spanish nationality, with professional domicile in Madrid at street Pedro de Valdivia, number 10, holder of identity card number 51388757H, and Mr. Pablo Manuel Rodríguez Abelenda, of legal age, lawyer, of Spanish nationality, with professional domicile in Madrid at street Pedro de Valdivia, number 10, holder of identity card number 19.012.777B by virtue of the power of attorney granted to

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him by means of a Deed executed before the Notary Public of London, Mr. James Kerr Milligan on February 6, 2008, which I have examined and consider sufficient.

(3)

BNP PARIBAS (hereinafter, BNP) a public company duly incorporated under the laws of France, with registered address at 16, boulevard dels Italiens, 75009 París, registered with the Commercial and Companies Registry of París with registered number 662 042 449 RCS París.

Acts on its behalf Mr. Eduardo Sebastián de Erice y Malo de Molina, of legal age, lawyer, of Spanish nationality, with professional domicile in Madrid at street Pedro de Valdivia, number 10, holder of identity card number 51388757H, and Mr. Pablo Manuel Rodríguez Abelenda, of legal age, lawyer, of Spanish nationality, with professional domicile in Madrid at street Pedro de Valdivia, number 10, holder of identity card number 19.012.777B by virtue of the power of attorney granted to him by means of a Deed executed before the Notary Public of Paris, Mr. Pascual Dufour on February 18, 2008, a copy of which duly apostilled I have examined and consider sufficient.

(4)

BANCO ITAÚ EUROPA, S.A., acting through its SUCURSAL FINANCEIRA EXTERIOR (hereinafter, BIE). Banco Itaú Europa, S.A. is a public company duly incoroprated and existing under Portuguese Law, with registered address at Rua Tierno Galván, torre tres, décimo primer piso, freguesia of Santa Isabel, county of Lisboa, registered with the Conservatória do Registro Comercial de Lisboa under the number of identification of collective person 503.305.979. Its Sucursal Financeira Exterior is placed at Edificio Marina Fórum, Avenida Arriaga, number 77, segundo angar, room 201. of Funchal, registered with the Conservatoria do Registro Comercial da Zona Franca da Madeia under the number of identification of collective person 980.103.878. CIF number N0103158B.

Acts on its behalf Mr. Rafael Jaime Navarro Navarro, of legal age, of Spanish nationality, with professional domicile at Paseo de la Castellana, Madrid, holder of identity card number 24.271.916Q, by virtue of the power of attorney granted to him by means of a Deed executed before the Notary Public of Lisbon, Mrs. María Teresa Araújo Letie on February 18, 2008, a copy of which duly apostilled I have examined and consider sufficient.

(5)

CREDIT SUISSE, LONDON BRANCH (hereinafter, CS London), branch duly incorporated under the English law, with registered number BR000469, of Credit Suisse, a bank duly incorporated and existing under the laws of Zurich, Switzerland, with the company number CH-020.3.923.549-1. The branch has its registered office at 1, Cabot Square, London, E14 4QJ. CIF number N0060330H.

Acts on its behalf Mr. Eduardo Sebastián de Erice y Malo de Molina, of legal age, lawyer, of Spanish nationality, with professional domicile in Madrid at street Pedro de Valdivia, number 10, holder of identity card number 51388757H, and Mr. Pablo Manuel Rodríguez Abelenda, of legal age, lawyer, of Spanish nationality, with professional domicile in Madrid at street Pedro de Valdivia, number 10, holder of identity card number 19.012.777B by virtue of the power of attorney granted to him by means of a Deed executed before the Notary Public of London, Mr. Jeremy Brookers Burguess on February 15, 2008, a copy of which duly apostilled I have examined and consider sufficient.

(6)

HSBC BANK PLC, a limited liability company duly existing and incorporated under the laws of England, registered with the Office of the Companies Registry of England and Wales under the number 14259, with registered address at 8 Canada Square, London E14 5HQ (hereinafter, together with any successors or assignees in such capacity, the Collateral Agent).

Acts on its behalf Mr. Eduardo Sebastián de Erice y Malo de Molina, of legal age, lawyer, of Spanish nationality, with professional domicile in Madrid at street Pedro de Valdivia, number 10, holder of identity card number 51388757H, and Mr. Pablo Manuel Rodríguez Abelenda, of legal age, lawyer, of Spanish nationality, with professional domicile in Madrid at street Pedro de Valdivia,

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number 10, holder of identity card number 19.012.777B by virtue of the power of attorney granted to him by means of a Deed executed before the Notary Public of London, Mr. Richard Graham Rosser on February 18, 2008, a copy of which duly apostilled I have examined and consider sufficient.

Hereinafter, CS, Goldman, BNP and Banco Itaú together with their successors or assignees and any other party that have acceded as Lender to the Credit Agreement, shall be jointly referred to as the Lenders and each as a Lender.

CS London appears in its capacity of Administrative Agent under the Credit Agreement. In this capacity, CS London together with any other party that may from time to time become the Administrative Agent under the Credit Agreement, shall be referred to as the Administrative Agent.

I identify the appearers by their personals identification documents. I have checked the legal capacity of the appearers and a copy of the powers of attorney aforementioned, which I consider sufficient.

WHEREAS

(1)	That under the Sale and Purchase Agreement (as defined herein) the Seller has sold the Shares to the Borrower.
(2)

That under Section 5.3 of the Sale and Purchase Agreement, upon the occurrence of the Condition Subsequent, the Borrower has agreed and instructed the Seller to pay directly to the Administrative Agent the amounts outstanding under the Credit Facility pursuant to Section 2.04(b)(v) of the Credit Agreement.

NOW THEREFORE it is agreed as follows:

1.	DEFINITIONS

In this Agreement, the terms

Agreement means this Agreement.

Antitrust Commission means, (i) the Comisión Nacional de Defensa de la Competencia and the Secretaría de Comercio Interior of Argentina or the Secretaría de Industria, Comercio y Minería of Argentina, (ii) the Tribunal Nacional de Defensa de la Competencia of Argentina, in the event the latter is established, or (iii) any governmental authority that succeeds to the functions of any of the foregoing.

Argentine Account shall have the same meaning as defined in the Credit Agreement.

Borrower’s Account shall have the same meaning as such term is defined in the Credit Agreement.

Borrower’s Administration Account shall have the same meaning as such term is defined in the Credit Agreement.

Business Days means any day that is not a Saturday or a Sunday, or any other day in which commercial banks in New York, London and Madrid are open for business.

Collateral Agent's Account shall have the same meaning as defined in the Credit Agreement.

Condition Subsequent means (i) the failure to obtain within twelve months from the date of the Sale and Purchase Agreement the authorization of the Purchase ("Compraventa", as defined in the Sale and Purchase Agreement) from the Antitrust Commission (whether express by the Antitrust Commission or in the form of a written acknowledgment issued by the Secretariat of Inland Trade

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("Secretaría de Comercio Interior") of Argentina or the governmental body that replaces it in the future as the highest authority for competition matters in Argentina, stating that a deemed authorisation has been granted); or (ii) the denial of the above-referred authorisation; or (iii) if invoked by the affected party as a Condición Resolutoria as set forth in Section 5.3 of the Sale and Purchase Agreement, the imposition by the Antitrust Commission of conditions or obligations that may have a material adverse impact on the Seller, the Borrower or YPF Sociedad Anónima

Credit Agreement means the Credit Agreement dated as of the 21st February, 2008 by the Borrower, the Lenders (as defined therein), Credit Suisse, London Branch (as Administrative Agent), HSBC Bank plc (as Collateral Agent), as amended from time to time.

Debt Service Reserve Account shall have the same meaning as defined in the Credit Agreement.

Direct Payment Amount shall mean the Unwinding Amount less the amounts on deposit in the Collateral Agent's Account on the date the Administrative Agent delivers the notice referred to Clause 2.1(c).

Intercreditor Agreement means the Intercreditor Agreement relating, inter alia, to the Credit Agreement and a Subordinated Seller Loan Agreement (as defined in the Credit Agreement) dated as of on the 21st February, 2008 by the Administrative Agent, HSBC Bank Plc, as Collateral Agent, the Borrower and various creditors and shareholders.

Parties means the parties to this Agreement.

Pledge over Credit Rights means the pledge created to secure the Secured Obligations over the credits rights derived from the Sale and Purchase Agreement created by Deed executed on the date hereof by the Borrower, the Lenders and the Collateral Agent (as defined therein) and authorized by me, the Notary Public.

Sale and Purchase Agreement means the Agreement of Purchase of Shares (Contrato de Compraventa de Acciones) between the Seller and the Borrower in respect of the Shares.

Shares means the shares in YPF Sociedad Anónima (including American depository shares representing such shares) sold by the Seller to the Borrower under the Sale and Purchase Agreement.

Unwinding Amount means the aggregate amounts of principal, interest, Call Premium (as defined in the Credit Agreement) and other amounts payable by the Borrower pursuant to Section 2.04(b)(v) of the Credit Agreement, certified by the Administrative Agent in the notice required to be delivered under Clause 2.1(c) hereof.

Unwinding Date means a date not later than 10 Business Days after the Administrative Agent has received the notice referred to in Clause 2.1(b).

2.	DIRECT PAYMENT
2.1	Direct Payment by the Seller
(a)	The Seller agrees to pay the Administrative Agent an amount equal to the Direct Payment Amount upon the terms and subject to the conditions set forth in this Agreement.
(b)	Upon the occurrence of the Condition Subsequent, the Borrower and/or the Seller shall give notice thereof to the Administrative Agent and shall notify the Administrative Agent of the Unwinding Date.

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(c)

Within five Business Days from receipt by the Administrative Agent of the notice referred to in Clause 2.1 (b) by any of the Borrower or the Seller, the Administrative Agent shall deliver to the Seller and to the Borrower a notice certifying the Direct Payment Amount and setting forth the wire transfer information necessary for the Seller to pay such amount to the Administrative Agent.

(d)

The Direct Payment Amount shall be paid by the Seller to the Administrative Agent on the Unwinding Date, in cleared funds, without deduction, set-off or counterclaim, for value on the same date of payment into the account of the Administrative Agent specified in the notice referred to in Clause 2.1(c).

2.2	Return of excess to the Seller and operation of accounts
(a)

If the payments received by the Administrative Agent from the Seller pursuant to clause 2.1 exceed the Direct Payment Amount, the Administrative Agent shall promptly return any excess to the Seller by means of a bank transfer to such account as may be notified by the Seller to the Administrative Agent. The payment of such excess by the Administrative Agent to the Seller is without prejudice of the Borrower's rights under the Sale and Purchase Agreement.

(b)

Upon receipt of the notice referred to in Clause 2.1(b), the Administrative Agent shall instruct the Collateral Agent to transfer all amounts in the Borrower's Account, the Debt Service Reserve Account and, to the extent permitted by applicable law, the Argentine Account into the Collateral Agent's Account in immediately available funds.

(c)

If on the date on which the Administrative Agent delivers the notice referred to in Clause 2.1.(c) any funds remain on deposit in the Argentine Account subject to receipt of payment of the Direct Payment Amount in accordance with Clause 2.1.(d), the Administrative Agent shall instruct the Collateral Agent, to the extent permitted by applicable law, as soon as possible after such funds can legally be withdrawn from the Argentine Account and transferred outside of Argentina, to transfer such funds to the Seller by means of a bank transfer to such account of the Seller as the Seller may instruct, it being understood that neither the Administrative Agent nor the Collateral Agent shall have any liability to the Seller arising from, and that the Seller shall bear (or reimburse to the Administrative Agent or the Collateral Agent, as applicable) any and all, costs (including any loss due to unfavourable exchange rates) and/or expenses relating to or incurred in connection with such transfer. The obligation of the Administrative Agent under the immediately preceding sentence shall survive the termination of this Agreement by reason of the payment by the Seller of the Direct Payment Amount.

(d)

If on the date on which the Administrative Agent delivers the notice referred to in Clause 2.1.(c) any funds remain on deposit in the Borrower's Administration Account, the Borrower shall transfer such funds to the Seller by means of a bank transfer to such account of the Seller as the Seller may instruct. The obligation of the Borrower under the immediately preceding sentence shall survive the termination of this Agreement by reason of the payment by the Seller of the Direct Payment Amount.

(e)

The Borrower agrees not to instruct the transfer of any of the amounts deposited in the Borrower's Administration Account and in the Borrower's Account from and after the occurrence of the Condition Subsequent, except as contemplated under the Credit Agreement and this Clause 2.2.

2.3	Security interests
(a)

The Collateral Agent shall release the pledge over the Shares upon notice from the Administrative Agent of the receipt in full of the Direct Payment Amount, which the Administrative Agent agrees to deliver immediately to the Seller as provided in Clause 2.3(b) below. If the Direct Payment Amount has been received in full by the Administrative Agent, the Parties shall take all appropriate action as

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may be reasonably necessary to deliver the Shares to the Seller (or the Seller's designee) free and clear of all liens, and to deliver all documents (such as pay-off letters and UCC termination statements, if any) as reasonably may be requested by the Seller evidencing the release of all liens on the Shares.

(b)

This agreement is without prejudice of any other security created in relation to the Credit Agreement (including the Pledge over Credit Rights) and without prejudice of the terms and conditions of the Intercreditor Agreement.

3.	TERMINATION

This Agreement shall terminate the earlier of (i) the date on which the authorization of the Purchase ("Compraventa", as defined in the Sale and Purchase Agreement) from the Antitrust Commission (whether express by the Antitrust Commission or in the form of a written acknowledgment issued by the Secretariat of Inland Trade ("Secretaría de Comercio Interior") of Argentina or the governmental body that replaces it in the future as the highest authority for competition matters in Argentina, stating that a deemed authorisation has been granted) is granted, or (ii) upon the payment in full by the Seller to the Administrative Agent of the Direct Payment Amount as provided in this Agreement.

Notwithstanding the foregoing, the obligations of the Administrative Agent under Clause 2.2(a) above shall remain in force and effect until such time that such obligations have been satisfied.

4.	BREACH OF NOTICE OF CONDITION SUBSEQUENT

Failure by the Seller and the Borrower to give the notice under Clause 2.1(b) above shall constitute a breach of this Agreement by the Seller. If such a breach occurs, the Administrative Agent shall be entitled to claim damages under the applicable provisions of the Spanish Civil Code.

5.	OTHER PROVISIONS
5.1	Administrative Agent

The Seller hereby recognizes that the Administrative Agent is entitled to act in the name and on behalf of the Lenders in relation with this Agreement. The Administrative Agent shall not have to prove the power of attorney and authority to make act in the name and on behalf of the Lenders under or in relation to this Agreement.

The functions and responsibilities of the Administrative Agent hereunder may be assigned to any other Agent under the Credit Agreement by notice to the Parties.

5.2	Notifications

All notices between the Parties relating to this Agreement or arising hereunder shall be made by any mean that permit the certification of the content and date of the notification (such as, without limitation, Spanish notarized deeds of notification, burofaxes, etc.).

The addresses of the Parties for the purposes of notifications are as follows:

Seller

Repsol YPF, S.A.

Paseo de la Castellana, 278

28046 Madrid.

Fax.: +34.91.314.29.35

Att.: Chief Executive Officer

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With copy to

Repsol YPF, S.A.

Paseo de la Castellana, 278

28046 Madrid.

Fax.: +34.91.348.61.11

Att.: Corporate Director of Legal Services

With copy to

Repsol YPF, S.A.

Paseo de la Castellana, 278

28046 Madrid.

Fax.: +34.91.348.94.92

Att.: Corporate Director of Tax and Finance

With copy to

Latham&Watkins

María de Molina 6, 4th Floor

28006 Madrid

Fax +34.902.882.228

Administrative Agent

Credit Suisse, London Branch

One Cabot Square, London

E14 4QJ

Attention: Ian Croft / Elvin Tan,

Facsimile Number: 011-44-20-7888-8398

Borrower

Petersen Energía, S.A.

Plaza de Pablo Ruiz Picasso, número 1

Edificio Torre Picasso, planta 38.

28020

Madrid

Lenders

Notifications to the Lenders shall be done to the Administrative Agent.

Any Party may change the notifications addresses from time to time by means of a notification sent to the other Parties in accordance with this provision.

5.3	Cost and Taxes

All cost, expense, tax, duty or amount payable by the Lenders, the Collateral Agent or the Administrative Agent to any person, authority or entity in relation with this Agreement, any notice given with regard to the execution and performance of this Agreement or any other document granted with regard to this Agreement, including without limitation any notarial cost, taxes and duties arising from the granting of the deed raising this Agreement into the status of a Spanish public document, shall be paid by the Borrower.

5.4	Enforcement proceedings and independent obligations

Each Lender and/or the Administrative Agent have opened and keep in their books special accounts in the name of the Seller for the recording of the amounts to be paid under this Agreement. According to section 572 of the Civil Procedure Act (Ley de Enjuiciamiento Civil) the Parties

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expressly agree that the Lenders and the Administrative Agent shall be entitled to determine (liquidar) the amounts owed under this Agreement for the purposes of an enforcement proceeding.

This determination shall be done by means of a certificate of the Lenders (or of the Administrative Agent on their behalf), which shall include the balance of the accounts referred to in this provision. The Parties agree that the delivery of a copy of this Deed and a copy of such certificate (duly notified to the Seller in accordance with article 573 of the Civil Procedure Act) will constitute a sufficient prove of the amounts owed under this Agreement in any enforcement proceeding. The certificate will be notarized at the request of the Lenders or the Administrative Agent, and the Notary will certify that the amount established in the certificate has been calculated as agree herein.

The obligations hereunder shall be independent from any discrepancy, question, judicial or arbitral proceeding or conflict existing or that may exist in the future in relation with the Credit Agreement or the Sale and Purchase Agreement.

5.5	Governing Law and jurisdiction

This Agreement shall be construed and is governed by Spanish common law without regard to the rules of international private law.

The appearing Parties to this Agreement, expressly waiving any other jurisdiction to which they may be entitled, expressly and irrevocably submit to the Courts and Tribunals of the City of Madrid (Spain) for any dispute that may arise from the interpretation, validity or performance of this Agreement.

IN WITNESS WHEREOF this agreement has been executed the day and year first before written.

/s/ Mauro Renato José Dacomo PETERSEN ENERGÍA, S.A. P.P.: D. Mauro Renato José Dacomo	/s/ Ignacio Cruz Morán PETERSEN ENERGÍA, S.A. P.P.: D. Ignacio Cruz Morán
/s/ Fernando Ramirez Mazarredo REPSOL YPF, S.A. P.P.: D. Fernando Ramirez Mazarredo
/s/ Eduardo Sebastián de Erice y Malo de Molina CREDIT SUISSE INTERNATIONAL P.P.: D. Eduardo Sebastián de Erice y Malo de Molina	/s/ Pablo Manuel Rodríguez Abelenda CREDIT SUISSE INTERNATIONAL P.P.: D. Pablo Manuel Rodríguez Abelenda

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/s/ Eduardo Sebastián de Erice y Malo de Molina GOLDMAN SACHS INTERNATIONAL BANK P.P.: D. Eduardo Sebastián de Erice y Malo de Molina	/s/ Pablo Manuel Rodríguez Abelenda GOLDMAN SACHS INTERNATIONAL BANK P.P.: D. Pablo Manuel Rodríguez Abelenda
/s/ Eduardo Sebastián de Erice y Malo de Molina BNP PARIBAS P.P.: D. Eduardo Sebastián de Erice y Malo de Molina	/s/ Pablo Manuel Rodríguez Abelenda BNP PARIBAS P.P.: D. Pablo Manuel Rodríguez Abelenda
/s/ Rafael Jaime Navarro Navarro BANCO ITAÚ EUROPA, S.A. SUCURSAL FINANCEIRA EXTERIOR P.P.: D. Rafael Jaime Navarro Navarro
/s/ Eduardo Sebastián de Erice y Malo de Molina CREDIT SUISSE, LONDON BRANCH P.P.: D. Eduardo Sebastián de Erice y Malo de Molina	/s/ Pablo Manuel Rodríguez Abelenda CREDIT SUISSE, LONDON BRANCH P.P.: D. Pablo Manuel Rodríguez Abelenda
/s/ Eduardo Sebastián de Erice y Malo de Molina HSBC BANK, Plc P.P.: D. Eduardo Sebastián de Erice y Malo de Molina	/s/ Pablo Manuel Rodríguez Abelenda HSBC BANK, Plc P.P.: D. Pablo Manuel Rodríguez Abelenda

This agreement is executed, as previously stated, before Mr. Martín Maria Recarte, Notary , for all relevant legal purposes, including those established in article 571 of the Civil Judgment Law, article 93 of the Commercial Code and other concordant legislation.

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The parties express their conformity with this agreement, they deliver and sign it before me and agree to sign only the page where their printed name appears, indicating to the Notary that he number and affix his stamp and seal to all pages of this document.

And I, the Notary, having given the proper legal notices, vouch for the identity of the signatories, the legitimacy of their signatures and that their consent to sign was freely given, and that the act of signing accords with legal process and the appropriately informed will of the signatories and other participants.

I acknowledge and ascertain that this document will remain in my file for its preservation in the Book-Registry of Operations, consisting of ☐ numbered pages (including annexes), stamped and sealed by me, the Notary.

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